Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Integrated Rail & Resources Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	(1)	457(o)		$10.00	$84,050,000.00	0.0001381	$11,607.31
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	(2)	457(o)		10.00	162,605,600.00	0.0001381	22,455.84
Fees to be Paid	Equity	Common Stock underlying warrants	(3)	Other		$11.50	$108,100,000.00	0.0001381	$14,928.61

Total Offering Amounts:							$354,755,600.00		48,991.76
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$48,991.76

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Offering Note(s)

(1)	This registration statement also relates to such additional shares of Common Stock as may be issued in connection with a stock split, stock dividend, recapitalization, or similar transaction effected without receipt of consideration that increases the number of the registrant’s outstanding shares of Common Stock, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”).

Includes the offering price of any additional shares of Common Stock that the underwriters have the option to purchase.
(2)	This registration statement also relates to such additional shares of Common Stock as may be issued in connection with a stock split, stock dividend, recapitalization, or similar transaction effected without receipt of consideration that increases the number of the registrant’s outstanding shares of Common Stock, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”).

Consists of 16,260,560 shares of Common Stock registered for resale by certain of the selling stockholders named in this registration statement.

(3)	This registration statement also relates to such additional shares of Common Stock as may be issued in connection with a stock split, stock dividend, recapitalization, or similar transaction effected without receipt of consideration that increases the number of the registrant’s outstanding shares of Common Stock, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”).

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g). Based on the exercise price of the private placement warrants held by certain selling stockholders.